UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST EFFECTIVE AMENDMENT NO. 1
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Toll Brothers, Inc.
(Exact name of registrant as specified in its charter)

Delaware	23-2416878
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

250 Gibraltar Road, Horsham, Pennsylvania	19044
(Address of Principal Executive Offices)	(Zip Code)
Toll Brothers, Inc. Amended and Restated Stock Incentive Plan for Non-Employee Directors (2007)
(Full Title of the Plan)
Joel H. Rassman
Executive Vice President and Chief Financial Officer
Toll Brothers, Inc.
250 Gibraltar Road
Horsham, Pennsylvania 19044
(Name and address of agent for service)
(215) 938-8000
(Telephone number, including area code, of agent for service)
Copies to:
Darrick M. Mix, Esquire
WolfBlock LLP
1650 Arch Street, 22nd Floor
Philadelphia, PA 19103-2097
(215) 977-2006
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE
     Pursuant to a Registration Statement on Form S-8 filed by Toll Brothers, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) on June 29, 2007, the Registrant registered 2,000,000 shares of its common stock for issuance under the Toll Brothers, Inc. Stock Incentive Plan for Non-Employee Directors (2007) (the “Plan”). On December 12, 2007, the Board of Directors of the Registrant adopted certain amendments to the Plan (collectively, the “Amendments”) and such Amendments, to the extent required, were approved by the stockholders of the Registrant at the 2008 Annual Meeting of Stockholders on March 12, 2008. On September 17, 2008, the Board of Directors of the Registrant amended and restated the Plan (the “Amended and Restated Plan”) to incorporate the relevant Amendments into the Plan. The purpose of this post-effective amendment is to amend the previously filed Form S-8 by filing the Amended and Restated Plan. No additional shares are being registered.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement:
1.	The Registrant’s Annual Report on Form 10-K for the year ended October 31, 2007;

2.	The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended January 31, 2008, April 30, 2008 and July 31, 2008;

3.	The Registrant’s Current Reports on Form 8-K filed with the Commission on December 17, 2007, December 19, 2007, December 28, 2007, February 7, 2008, March 18, 2008 and June 13, 2008.

4.	The description of the Registrant’s Common Stock contained in its Registration Statement on Form 8-A dated June 19, 1986 (File No. 001-09186), including all amendments and reports updating the description; and

5.	The description of preferred stock purchase rights contained in the Registrant’s Registration Statement on Form 8-A dated June 19, 2007, including all amendments and reports updating the description.
     In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
     Any statement contained in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated by reference herein modifies or supersedes such earlier statement.
     Any statement so modified or superseded shall not be deemed to constitute a part of hereof except as so modified or superseded.
     Item 4. Description of Securities.
     Not applicable.
     Item 5. Interests of Named Experts and Counsel.
     Not applicable.
     Item 6. Indemnification of Directors and Officers.
     Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation—a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal actions or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The DGCL provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.
     Under our Certificate of Incorporation and bylaws, the Company is obligated to indemnify and hold harmless any Director, officer or employee of the Company to the fullest extent permitted by law as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment) against expenses (including legal fees), judgments, losses, liability, fines and amounts paid in settlement, actually and reasonably incurred or suffered by him or her, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), brought or threatened to be brought against him by reason of the fact that he or she is or was a Director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, employee or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or trustee or in any other capacity while serving as a director, officer, employee or trustee; provided, however, that except as provided in the Certification of Incorporation with respect to proceedings to enforce rights to indemnification, the Company is obligated to indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors. In addition to the foregoing, the Company may provide indemnification for any indemnitee in those instances in which such indemnification, although greater in scope or degree than that expressly provided by law, is deemed to be in the best interest of the Company by (a) a majority of disinterested Directors even though less than a quorum (which may consist of only one Director if there is only one disinterested Director), (b) by a committee of disinterested Directors designated by a majority of disinterested Directors, even though less than a quorum, or (c) if there are no disinterested Directors, or if such disinterested Directors so direct, by independent legal counsel in a written opinion.
     In addition, an indemnitee also has the right to be paid by the Company the expenses incurred (including attorney’s fees) in connection with any proceeding in advance of the final disposition of the proceeding (hereinafter an “advancement of expenses”); provided, however, that, if required by law, any advancement of expenses incurred by a indemnitee solely in his capacity as a director, officer or employee shall only be made upon delivery to the Company of an undertaking (hereinafter an “undertaking”) by or on behalf of such indemnitee to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified by the Company or authorized by law. No such undertaking is required in connection with the advancement of expenses incurred by an indemnitee acting in any other capacity in which service is or was rendered by such indemnitee, including, without limitation, service to an employee benefit plan.
     A Director of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the Director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.
     The Company carries directors’ and officers’ liability insurance that covers certain liabilities and expenses of its directors and officers.
     The Amended and Restated Plan provides that in addition to such other rights of indemnification as he may have as a member of the Board of Directors or the Committee (as hereinafter defined), and with respect to administration of the Amended and Restated Plan and the granting of awards under it, each member of the Board of Directors and of the Committee shall be entitled without further act on his part to indemnity from the Registrant for all expenses reasonably incurred by him in connection with or arising out of any action, suit or proceeding with respect to the administration of the Amended and Restated Plan or the granting of awards under it in which he may be involved by reason of his being or having been a member of the Board of Directors or the Committee. “Committee” is defined in the Amended and Restated Plan to mean a committee, composed of two or more members of the Board of Directors, or the Board of Directors in its administrative capacity with respect to the Amended and Restated Plan.
     Item 7. Exemption from Registration Claimed.
     Not applicable.
     Item 8. Exhibits.
     The following Exhibits are filed as part of this Registration Statement:

Exhibit No.
4.1	Toll Brothers, Inc. Amended and Restated Stock Incentive Plan for Non-Employee Directors (2007), amended and restated as of September 17, 2008.

5.1	Opinion and Consent of WolfBlock LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of WolfBlock LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (included on signature page of this Registration Statement).

     Item 9. Undertakings.*
     The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

*	Paragraphs correspond to Item 512 of Regulation S-K.

SIGNATURES AND POWER OF ATTORNEY
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on October 29, 2008.

TOLL BROTHERS, INC.
By:	/s/ Robert I. Toll
Robert I. Toll,
Chairman of the Board of Directors and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert I. Toll, Zvi Barzilay, Joel H. Rassman, Mark K. Kessler, John K. McDonald and Joseph R. Sicree, and each of them, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including, without limitation, post-effective amendments to this registration statement), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 29, 2008.

Signature	Title

/s/ Robert I. Toll Robert I. Toll	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Bruce E. Toll	Vice Chairman of the Board

Bruce E. Toll

/s/ Zvi Barzilay	President, Chief Operating Officer and Director

Zvi Barzilay

/s/ Robert S. Blank	Director

Robert S. Blank

/s/ Edward G. Boehne	Director

Edward G. Boehne

/s/ Richard J. Braemer	Director

Richard J. Braemer

/s/ Roger S. Hillas	Director

Roger S. Hillas

/s/ Carl B. Marbach	Director

Carl B. Marbach

/s/ Stephen A. Novick	Director

Stephen A. Novick

Signature	Title

/s/ Joel H. Rassman Joel H. Rassman	Executive Vice President, Treasurer, Chief Financial Officer and Director (Principal Financial Officer)

/s/ Paul E. Shapiro	Director

Paul E. Shapiro

/s/ Joseph R. Sicree Joseph R. Sicree	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.
4.1*	Toll Brothers, Inc. Amended and Restated Stock Incentive Plan for Non-Employee Directors (2007), amended and restated as of September 17, 2008.

5.1**	Opinion and Consent of WolfBlock LLP.

23.1*	Consent of Ernst & Young LLP.

23.2**	Consent of WolfBlock LLP (contained in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page of this Registration Statement).

*	Filed electronically herewith

**	Previously filed as an Exhibit to the Registrant’s Registration Statement on Form S-8, dated as of June 29, 2007, and incorporated herein by reference.